EGEN, INC.
FINANCIAL STATEMENTS
JUNE 30, 2012

TABLE OF CONTENTS

Anglin·Reichmann·Snellgrove & Armstrong P.C.

Certified Public Accountants & Business Advisors

MEMBER: American Institute of Certified Public Accountants • AICPA Private Companies Practice Section • Employee Benefit Plan and Governmental Audit Quality Centers • Alabama Society of Certified Public Accountants • CPAmerica, International

Gary S. Anglin, CPA
Jay A. Reichmann, CPA
James C. Snellgrove, Jr., CPA
Stephen E. Armstrong, CPA
Tracy L. Sams, CPA, CVA
Kandy E. Gardner, CPA
Todd B. McAdams, CPA

Melissa D. Jose, CPA
Ryan J. Campbell, CPA
N. Scott Hand, CPA
Brandon C. Smith, CPA
Katherine J. Bradford, CPA
Jason L. Miller, CPA
Luke C. Kinzer, CPA, CFE
Carol E. Smith, CPA
Leah N. DellaCalce, CPA
Sloane S. Goldman, CPA
Christopher D. Taylor, CPA, CVA
Brittany B. Harris, CPA
Michelle A. Jenkins, CPA
Nathan A. Edwards, CPA
Jeremy D. Mosteller, CPA
Katherine A. Teichmiller, CPA

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
EGEN, Inc.
Huntsville, Alabama

We have audited the accompanying financial statements of EGEN, Inc., which comprise the balance sheet as of June 30, 2012, and the related statements of operations and comprehensive income (loss), changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EGEN, Inc. as of June 30, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

Anglin Reichmann Snellgrove & Armstrong P.C.

CERTIFIED PUBLIC ACCOUNTANTS

June 16, 2014

EGEN, INC.
BALANCE SHEET
AS OF JUNE 30, 2012

ASSETS

Current Assets		
Cash and cash equivalents	$	526,476
Investments		1,486,227
Prepaid expenses		17,609
Total Current Assets		2,030,312
Property and Equipment		
Computer equipment		142,817
Equipment		675,556
Automobiles		21,778
Facilities		3,000
Intellectual property		710,827
		1,553,978
Less accumulated depreciation and amortization		1,022,810
Total Property and Equipment, net		531,168
Other Assets		
Patents not in service		476,023
Deposits		3,570
Total Other Assets		479,593
Total Assets	$	3,041,073

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities	
Accounts payable	$ 116,288
Payroll liabilities	1,562
Total Current Liabilities	117,850
Stockholders' Equity	
Preferred stock, $0.01 par value, 8,000,000 shares authorized, 3,500,000 shares designated, 3,275,000 shares issued and outstanding:	
Series A preferred stock, $0.01 par value, 1,500,000 shares designated, 1,275,000 shares issued and outstanding, liquidation preference of $6,375,000	12,750
Series B preferred stock, $0.01 par value, 2,000,000 shares designated, issued and outstanding, liquidation preference of $12,000,000	20,000
Common stock, $0.01 par value, 32,000,000 shares authorized, 12,517,289 shares issued and outstanding	125,173
Additional paid in capital	35,288,993
Accumulated other comprehensive loss, net	(1,085)
Deficit accumulated during the development stage	(32,522,608)
Total Stockholders' Equity	2,923,223
Total Liabilities and Stockholders' Equity	$ 3,041,073

EGEN, INC.
STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED JUNE 30, 2012

Revenue	
Grant revenue	$ 300,000
Total Revenue	300,000
Operating Expenses	
Research and development expenses	1,676,427
General and administrative expenses	1,419,139
Total Operating Expenses	3,095,566
Operating Loss	(2,795,566)
Other Income (Expenses)	
Gain (loss) on trading securities	(21,560)
Gain (loss) on asset disposal	(118,102)
Royalty income	82,833
Contract research income	236,720
Dividend and interest income	66,466
Other income (expenses), net	4,679
Total Other Income (Expenses)	251,036
Loss Before Income Taxes	(2,544,530)
Income Tax Provision (Benefit), net	-
Net Loss	(2,544,530)
Other Comprehensive Income (Loss), Net of Tax	
Unrealized holding gain (loss) on investments arising during the period	(26,120)
Plus: reclassification adjustment for (gain) loss realized	21,560
Less: deferred taxes on unrealized gains	-
Total Other Comprehensive Income (Loss)	(4,560)
Total Comprehensive Income (Loss)	$ (2,549,090)

The accompanying notes are an integral part of these financial statements.

EGEN, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 2012

		Common Stock		Preferred Stock - Series A		Preferred Stock - Series B					
	Transaction Date	Amount	Shares	Amount $5 Liquidation Preference	Shares	Amount $6.00 Liquidation Preference	Shares	Additional Paid in Capital	Deficit Accumulated during the Development Stage	Accumulated Other Comprehensive Loss	Total Stockholders' Equity
Balance at 6/30/2011		$ 124,339	12,433,957	$ 12,750	1,275,000	$ 19,583	1,958,334	$ 34,916,108	$ (29,978,078)	$ 3,475	$ 5,098,177
Issuance of preferred stock	2/13/2012	-	-	-	-	417	41,666	249,579	-	-	249,996
Issuance of common stock	2/13/2012	834	83,332	-	-	-	-	-	-	-	834
Compensation expense		-	-	-	-	-	-	123,306	-	-	123,306
Other comprehensive loss,net		-	-	-	-	-	-	-	-	(4,560)	(4,560)
Net loss		-	-	-	-	-	-	-	(2,544,530)	-	(2,544,530)
Balance at 6/30/2012		$ 125,173	12,517,289	$ 12,750	1,275,000	$ 20,000	2,000,000	$ 35,288,993	$ (32,522,608)	$ (1,085)	$ 2,923,223

The accompanying notes are an integral part of these financial statements.

EGEN, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2012

Cash Flows from Operating Activities	
Net loss	$ (2,544,530)
Adjustments to reconcile net loss to net cash used in operating activities:	
Depreciation and amortization	104,794
Realized investment (gain) loss	21,560
(Gain) loss on disposal of assets	118,102
Compensation expense related to stock options	123,306
Changes in asset and liability accounts:	
Prepaid expenses	(17,609)
Accounts payable	52,176
Payroll liabilities	(224)
Net Cash Used in Operating Activities	(2,142,425)
Cash Flows from Investing Activities	
Purchase of property and equipment	(161,870)
Purchase of patents not in service	(476,023)
Purchases of investments	(66,466)
Proceeds from sale of investments	2,340,000
Net Cash Provided by Investing Activities	1,635,641
Cash Flows from Financing Activities	
Principal payments on capital lease obligation	
Proceeds from common stock issued	834
Proceeds from preferred stock issued	249,996
Net Cash Provided by Financing Activities	250,830
Net Decrease in Cash and Cash Equivalents	(255,954)
Cash and Cash Equivalents, Beginning of Year	782,430
Cash and Cash Equivalents, End of Year	$ 526,476

The accompanying notes are an integral part of these financial statements.

Note 1 - Summary of Significant Accounting Policies

Nature of Business

EGEN, Inc. (the Company), founded in 2002, is a clinical stage biopharmaceutical company focused on developing nucleic acid-based therapeutics for cancer and other difficult to treat diseases using proprietary nanoparticle delivery systems. The Company's technology platform is very broad, including polymer, cationic lipid, and molecular biology-based approaches to delivery of nucleic acid and anti-cancer drugs. The primary activities of the Company are the application of the TheraPlas™ and TheraSilence™ platforms to the treatment of human disease.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments and other short-term investments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists primarily of grant revenue due on cost reimbursable grants. Management considers all receivables at year end to be collectible; and therefore, no allowance has been provided.

Property and Equipment

Computers and equipment, which are stated at cost, are depreciated using methods which approximate straight-line depreciation over the estimated useful lives of the respective assets. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed as incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the statement of operations and comprehensive income (loss). Depreciation and amortization expense for the year ended June 30, 2012 was $104,794.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment under the guidance prescribed by Financial Accounting Standards Board (FASB) ASC 360, *Property, Plant, and Equipment*. The Company evaluates long-lived assets used in operations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized during the year ended June 30, 2012.

Investments

Investments in equity and debt securities are recorded at fair value. Fair values for investments are based on quoted market prices or dealer quotes, where available. Both realized and unrealized gains and losses are reflected in the statement of operations and comprehensive income (loss).

Note 1 - Summary of Significant Accounting Policies - Continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those assumed in computing depreciable lives, amortization period of intangible assets, valuation of deferred tax asset, fair value of investments and the fair value of stock-based compensation. Actual results could differ significantly from those estimates.

Revenue Recognition

The Company recognizes grant revenue in the period in which it is earned. In 2011, the Company was awarded a grant from the Department of Health and Human Services, Food and Drug Administration, to be paid over several years in support of one of the Company's research projects. For the year ended June 30, 2012, the Company recognized grant revenue in the amount of $300,000.

Revenue on cost reimbursement contracts is recorded as costs are incurred and includes a proportional amount of the fee expected to be realized on each contract.

Advertising

Advertising costs are expensed as incurred. Advertising costs for the year ended June 30, 2012 were $10,830.

Research and Development

Research and development costs are expensed as incurred and include compensation for scientists, support personnel, outside contracted services, and material costs associated with product development. The Company continually evaluates new product opportunities and engages in intensive research and product development efforts. Research and development costs totaled $1,676,427 for the year ended June 30, 2012.

Comprehensive Income (Loss)

The Company accounts for comprehensive income in accordance with FASB ASC 220, *Comprehensive Income*, which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, for the period in which they are recognized. Comprehensive income (loss) is the total of net income (loss) and all other non-owner changes in equity (or other comprehensive income (loss)). For the Company, other comprehensive income (loss) is comprised entirely of unrealized gains and losses on investments in securities held as available for sale. Comprehensive and other comprehensive income (loss) must be reported on the face of the financial statements.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains cash in accounts with a high quality, federally insured financial institution located in Huntsville, Alabama. At times, the balances in these accounts may be in excess of federally insured limits. At June 30, 2012, the Company had no uninsured cash balances.

Note 1 - Summary of Significant Accounting Policies - Continued

Concentrations of Credit Risk - Continued

By operation of federal law, beginning January 1, 2013, funds deposited in a noninterest-bearing transaction account no longer will receive unlimited deposit insurance coverage by the Federal Deposit Insurance Corporation (FDIC). Beginning January 1, 2013, all of a depositor's accounts at an insured depository institution, including all noninterest-bearing transaction accounts, will be insured by the FDIC up to the standard maximum deposit insurance amount of $250,000, for each deposit insurance ownership category.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of loss carryovers and depreciation differences for financial and income tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled. The Company accounts for investment tax credits using the flow-through method, and thus, they reduce income tax expense in the year the related assets are placed in service or qualified progress payments are made.

Note 2 - Investments

The Company classifies investments as available for sale. As of June 30, 2012, the Company held the following securities, recorded at fair value:

	Cost	Unrealized Loss	Fair Value
Available for sale securities			
Mutual Funds	$ 1,487,312	$ (1,085)	$ 1,486,227
Total available for sale securities	$ 1,487,312	$ (1,085)	$ 1,486,227

Note 3 - Fair Value Measurements

FASB ASC 820, *Fair Value Measurements and Disclosures*, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC 820 are described below:

Level 1 - Quoted prices in active markets for identical securities;

Level 2 - Other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.);

Note 3 - Fair Value Measurements - Continued

Level 3 - Significant unobservable inputs (including the Company's own assumptions used to determine the fair value of investments).

The following table summarizes the Company's investments reported at fair value based on the inputs used to value them:

	Level 1	Level 2	Level 3	Total
As of June 30, 2012				
Mutual Funds	$ 1,486,227	$ -	$ -	$ 1,486,227

Note 4 - Profit Sharing Plan

The Company has established a 401(k) profit sharing plan (the PS Plan) for all eligible employees. The PS Plan provides for employee contributions subject to certain annual Internal Revenue Code limits. For participants who are age 50 or older during any calendar year, additional employee contributions are allowed under the PS Plan, subject to Internal Revenue Code limits. Employer contributions, if any, may include safe harbor matching contributions and profit sharing contributions, both of which are subject to service and employment requirements. The safe harbor matching contribution is equal to the sum of 100% of the amount of a participating employee's elective deferrals that do not exceed 3% of the participating employee's compensation, plus 50% of the participating employee's elective deferrals that exceed 3% of the participating employee's compensation but do not exceed 5% of the participating employee's compensation. The profit sharing contribution is discretionary. Safe harbor matching contributions and profit sharing contributions become fully vested after six years of service based on a graded vesting schedule as specified in the PS Plan document. The Company did not make a discretionary profit sharing contribution for the year ended June 30, 2012. Total safe harbor matching contributions for the year ended June 30, 2012 were $46,594.

Note 5 - Common Stock

The holders of the Common Stock are entitled to one vote for each share of Common Stock on all matters that may be submitted to the holders of Common Stock of the Company. The holders of Common Stock shall vote together with the holders of Series A Preferred Stock and Series B Preferred Stock as a single class. The Company shall not plan a merger or conversion, sale or dispose of property, or dissolve the Company without the written consent or affirmative vote of the entire single class.

Note 6 - Related Party Transactions

The Company's majority owner is also the co-founder and majority stockholder of a similar business that has agreed to share the services of an employee. The Company paid the employee $73,567 for the year ended June 30, 2012. Additionally, the Company receives a flat fee of $250 a month from the related party for the use of its copier. For the year ended June 30, 2012, the copier rental income totaled $2,750.

Note 7 - Preferred Stock

The Company has authority to issue 8,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Company has designated 1,500,000 shares of authorized preferred stock as Series A Preferred Stock with an issue price of $5.00 per share. The Company has designated 2,000,000 shares of authorized preferred stock as Series B Preferred Stock with an issue price of $6.00 per share. Series A Preferred Stock and Series B Preferred Stock have the same rights, preferences, powers, privileges, restrictions, qualifications, and limitations.

Dividends

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends shall accrue at the annual rate of 8% of the original issue price. The dividends shall accrue from day to day, whether or not declared, shall compound annually, shall be calculated on the basis of a 365 day year, and shall be cumulative. The holders of the Series A Preferred Stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on Preferred Stock are in preference to and prior to any payment of any dividend on Common Stock. As of June 30, 2012, $3,709,699 in Preferred Stock dividends was in arrears.

Convertibility

Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder at any time and from time to time, and without the payment of additional consideration by the holder into Common Stock. The number of shares will be determined by dividing the original issue price by the fair market value price of the Preferred Stock at the time of conversion.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to receive prior to, and in preference to, any distribution to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock, an amount equal to the original issue price plus any accrued dividends that have not yet been paid. The holders of the Series B Preferred Stock are entitled to receive prior to, and in preference to, any distribution to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock, an amount equal to the original issue price plus any accrued dividends that have not yet been paid.

The Series A Preferred Stock Liquidation Preference and the Series B Preferred Stock Liquidation Preference shall be on parity with one another. In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock and Series B Preferred Stock shall share in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

After the distributions described above have been paid in full, the remaining assets of the Company available for distribution shall be distributed pro-rata to the holders of the shares of Common Stock.

Note 8 - Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is no longer subject to U.S. federal, state, or local income tax examinations by tax authorities for years before 2009.

The Company has adopted FASB ASC 740, *Income Taxes*. The Company will record a liability for uncertain tax positions when it is more likely than not that a tax position would not be sustained if examined by the taxing authority. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company's evaluation on June 30, 2012 revealed no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company does not believe that any reasonable possible changes will occur within the next 12 months that will have a material impact on the financial statements. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in general and administrative expenses. No such interest or penalties were recognized during the period presented. As of June 30, 2012, the Company had no accruals for interest and penalties.

The provision (benefit) for income taxes from continuing operations for the year ended June 30, 2012 consisted of:

The Company has a federal capital loss carryover in the amount of $256,805 available in future years. Unused amounts will begin to expire in 2013.

The Company has a federal 1231 loss carryover in the amount of $101,096 available in future years. Unused amounts will begin to expire in 2015.

The Company has a federal charitable contributions carryover in the amount of $18,352 available in future years. Unused amounts will begin to expire in 2013.

The Company has a general business credit carryover for non eligible and eligible small business credits in the amount of $1,313,507 available in future years. Unused amounts will begin to expire in 2017.

The Company has a federal net operating loss (NOL) carryover in the amount of $29,776,898 available in future years. Unused amounts will begin to expire in 2019.

The Company has a net operating loss (NOL) carryover in the State of Alabama in the amount of $30,717,099 available in future years. Unused amounts will begin to expire in 2017.

The Company has provided a valuation allowance against the deferred income tax assets at June 30, 2012.

The components of the current deferred income tax asset and liability as of June 30, 2012 were as follows:

Current Deferred Tax Asset	
General business credit carryover ESB	$ 1,313,507
General business credit carryover NonESB	118,291
Stock-based compensation	43,157
Unrealized loss on marketable securities	1,596
Deferred tax asset valuation allowance	(1,476,551)
Net Deferred Tax Asset - Current Portion	$ -

Note 8 - Income Taxes - Continued

The components of the noncurrent deferred income tax asset and liability as of June 30, 2012 were as follows:

Noncurrent Deferred Tax Asset	
1231 loss carryover	$ 35,384
Charitable contributions carryover	6,423
Net capital loss	89,882
NOL carryover - Federal	10,421,914
NOL carryover - State	1,535,855
	12,089,458
Net Deferred Tax Liability - Noncurrent Portion	
Depreciation of property and equipment	5,417
Deferred tax asset valuation allowance	(12,094,875)
Net Deferred Tax Asset - Noncurrent Portion	$ -

Note 9 - Operating Leases

The Company leases office space under operating leases as follows:

Location	Monthly Rate	Expiration Date
Huntsville, AL	$ 17,755	2/13/2013

In July 2013, the Company amended the operating lease agreement to reflect monthly rental payments equal to $23,139. See Note 15.

At June 30, 2012, the Company was also obligated under certain operating leases for copy machines.

Minimum future rental payments, which reflect the leases in place at June 30, 2012, under non-cancelable operating leases having initial or remaining terms in excess of one year as of June 30, 2012 are as follows for years ending June 30:

2013	$ 146,793
2014	9,179
2015	1,530
Thereafter	-
Total future minimum lease payments	$ 157,502

Total rent expense under operating lease agreements was $207,315 for the year ended June 30, 2012.

Note 10 - Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Costs associated with awarded patents are amortized over the life of the patent. Intangible assets consist of the following at June 30, 2012:

Amortized Intangibles:	
Intellectual property	$ 710,827
Accumulated amortization	(292,968)
Intangible assets, net	417,859
Unamortized intangibles:	
Patents not in service	476,023
Total Intangible Assets	$ 893,882

Patent costs begin amortization the day they are awarded. Amortization expense for the year ended June 30, 2012 was $43,999.

Estimated amortization expense at June 30, 2012 for each of the next five succeeding years is as follows:

Year Ending June 30,	Amount
2013	$ 47,022
2014	$ 49,917
2015	$ 49,917
2016	$ 49,053
2017	$ 48,359

Note 11 - Stock Option Plan

Stock Option Plan Description

In 2003, the Company's Board of Directors adopted the EGEN, Inc. 2003 Stock Option Plan (the Plan) that provides for the granting of stock options to employees, the Plan was amended in 2004 and 2009 to increase the number of reserved shares of common stock. The Plan reserved 3,000,000 shares of common stock. Options are granted at the discretion of the Board of Directors. Options granted under the Plan are nonqualified stock options (NSO's), as designated by the Board. The options will be granted at an exercise price set by the Board at the time of grant but in no event shall the exercise price be less than the greater of (i) the par value of the Stock on the date the Option is granted or any time during which the Option is exercisable and (ii) twenty-five percent (25%) of the Fair Market Value of the Stock as of the date of grant.

The term of the grants are generally for 10 years and vest over a period of time as determined on the date of the grant.

Note 11 - Stock Option Plan - Continued

Stock-Based Compensation

The Company follows the provisions of FASB ASC 718, *Compensation-Stock Compensation*. FASB ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the financial statements based on their fair value at the grant date.

Stock-based compensation expense is included in general and administrative expenses for the year ended June 30, 2012.

Valuation and Expense Information

The Company recognizes compensation expense related to stock options on a straight-line basis over the vesting period of the awards, which is generally one to three years. The Company estimates the fair value of options on the date of grant using the Black-Scholes-Merton option pricing model with the following assumptions:

Expected volatility	15.92% - 18.18%
Expected term (in years)	4.00 - 9.00
Risk-free interest rate	0.72% - 5.11%
Expected dividend yield	0.00%
Weighted average calculated value of options granted	$ 1.89

Expected volatility was estimated using the historical volatility of an industry sector index. The Company estimates the expected term using historical option exercise data to determine the expected employee exercise behavior. The risk-free interest rate is the yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option at the grant date.

The application of FASB ASC 718 resulted in a reduction of net earnings from total stock-based compensation expense, net of tax, of $123,306 for the year ended June 30, 2012. Stock-based compensation expense is included in general and administrative expense for the year ended June 30, 2012. As of June 30, 2012, the Company had $10,522 of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted average period of two years.

Details of stock option activity for the year ended June 30, 2012 are as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at June 30, 2011	2,393,714	$ 1.81
Granted	101,000	2.50
Exercised	-	-
Forfeited/cancelled	(156,081)	1.73
Outstanding at June 30, 2012	2,338,633	$ 1.85

Note 11 - Stock Option Plan - Continued

Valuation and Expense Information - Continued

The following table summarizes information about stock options exercisable at June 30, 2012:

Range of Exercise Prices	Number of Shares Exercisable	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price
$0.50 - 5.00	2,321,384	5.67	$ 1.84

Details of nonvested stock option activity for the year ended June 30, 2012 are as follows:

	Nonvested Options	Weighted Average Grant Date Fair Value
Nonvested options at June 30, 2011	127,664	$ 0.62
Granted	101,000	0.40
Vested	(211,415)	0.52
Forfeited/cancelled	-	-
Nonvested options at June 30, 2012	17,249	$ 0.61

Note 12 - Concentration of Licensing Rights

The Company is engaged primarily in developing nucleic acid-based therapeutics for cancer and other difficult to treat diseases using proprietary nanoparticle delivery systems. A significant portion of the Company's development activity utilizes a third party license agreement. The agreement can be terminated by either party subject to certain restrictions in the agreement. The agreement contains future stipulations for certain royalty fees, maintenance fees, milestone payments, minimum royalties, and product liability insurance.

Note 13 - Compensated Absences

Employees of the Company are entitled to paid vacation and sick days, depending on job classification, length of service, and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

Note 14 - New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB and are adopted by the Company as of the specified effective date. Unless otherwise discussed, Company management believes that the impact of recently issued accounting pronouncements will not have a material impact on the Company's financial position, results of operations, and cash flows, or do not apply to the Company's operations.

The Company adopted Accounting Standards Update (ASU) No. 2014-10 - *Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation* - an amendment to FASB Accounting Standards Codification (ASC) Topic 915, *Development Stage Entities,* in June 2014 for any annual reporting period or interim period for which the Company's financial statements have not yet been made available for issuance, the objective of which is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities by eliminating the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and changes in stockholders' equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

Note 15 - Subsequent Events

In July 2013, the Company amended its operating lease agreement for office space to reflect monthly rental payments of $23,139. See Note 9.

Management has evaluated subsequent events through June 16, 2014, the date which the financial statements were available to be issued.